EXHIBIT 10.1

ALIGN TECHNOLOGY, INC.

RESALE RESTRICTION AGREEMENT

This RESALE RESTRICTION AGREEMENT (the “Agreement”) with respect to certain stock options issued under the Align Technology, Inc. 2001 Incentive Plan (the “Plan”) is made by and between Align Technology, Inc., a Delaware corporation (the “Company”) and [EXECUTIVE] (the “Executive”).

WHEREAS, the Board of Directors decided, effective October 6, 2005, to accelerate unvested stock options with an exercise price greater than $7.10 per share (the “Accelerated Options”);

WHEREAS, Executive has been granted one or more options that constitute Accelerated Options (“Executive Accelerated Options”);

WHEREAS, the Company and Executive wish to impose certain resale restrictions on the shares (the “Shares”) underlying the Executive Accelerated Options on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

1.               Executive acknowledges that he or she has reviewed this Agreement in full.

2.               Executive agrees to refrain from selling, transferring, pledging, or otherwise disposing of any Shares acquired upon the exercise of the Executive Accelerated Options until the date on which the exercise would have been permitted under such options’ pre-acceleration vesting terms set forth in the applicable options agreement(s) between Executive and the Company relating to the Executive Accelerated Options (the “Option Agreements”) or, if earlier, Executive’s last day of employment or upon a “change of control” as defined in the employment agreement between Executive and the Company (the “Employment Agreement”) and/or the Plan.

3.               Executive represents and warrants that he or she has full power to enter into this Agreement.

4.               This Agreement, the Option Agreements, the Plan and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior understandings and agreements of the Company and Executive with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Executive.

5.               This Agreement shall be binding upon the Company and Executive as well as the successors and assigns (if any) of the Company and Executive.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date set forth below.

October , 2005	ALIGN TECHNOLOGY, INC.

Name:
Title:

EXECUTIVE

October , 2005
[EXECUTIVE]